UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 6, 2006, Ventas, Inc. (the “Company”) announced that, in connection with the rent reset process under its master lease agreements (“Master Leases”) with Kindred Healthcare, Inc. (“Kindred”), the final appraisers have determined that aggregate annual fair market rental for the 225 properties leased to Kindred is $239 million, representing an annualized increase of $33.1 million over the current annual base rent level. The final appraisers have also determined that the market annual rent escalator is 2.7% under Master Leases 1, 3 and 4 and is based on the Consumer Price Index, with a floor of 2.25% and a ceiling of 4%, under Master Lease 2.

The Company has 30 days to decide whether to accept the new fair market rental and annual rent escalator, which option the Company can exercise on a Master Lease-by-Master Lease basis, or whether to retain its current annual base rent and existing 3.5% annual escalator.

A copy of the press release issued by the Company on October 6, 2006 is filed herewith as Exhibit 99.1 and incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 10, 2006	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on October 6, 2006.